As filed with the Securities and Exchange Commission on September 13, 2002
                        Registration Statement No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           JONES APPAREL GROUP, INC.
            (Exact name of Registrant as specified in its charter)

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              Pennsylvania                            06-0935166
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

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                            250 Rittenhouse Circle
                               Bristol, PA 19007
                                (215) 785-4000

              (Address, including zip code, and telephone number,
                including area code, of Registrant's principal
                              executive offices)

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                              Ira M. Dansky, Esq.
                           Jones Apparel Group, Inc.
                                 1411 Broadway
                              New York, NY 10018
                                (212) 536-9526

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                With a copy to:

                             William V. Fogg, Esq.
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000

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     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

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                        CALCULATION OF REGISTRATION FEE

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Title of Each Class                  Proposed Maximum   Proposed Maximum     Amount of
of Securities         Amount to be   Offering Price     Aggregate Offering   Registration
to be Registered      Registered     Per Unit (1)       Price (1)            Fee (2)
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Common Stock, $.01
par value per share   828,683        $36.86             $30,545,255         $2810.16
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     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low reported sale prices of the Registrant's common stock on the New York Stock Exchange, Inc. Composite Tape on September 11, 2002.

     (2) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

                          --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
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PROSPECTUS

                                828,683 SHARES
                           JONES APPAREL GROUP, INC.
                                 COMMON STOCK

                          --------------------------

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, the selling shareholders may sell from time to time up to an aggregate of 828,683 shares of common stock of Jones Apparel Group, Inc., a Pennsylvania corporation. The selling shareholders acquired their Jones shares in connection with the acquisition by Jones of 100% of the common stock of R.S.V. Sport, Inc., a California corporation, American Buffalo, Inc., a California corporation, L.E.I. Design Studios, Inc., a California corporation, and Exportex De Mexico, S.A. De C.V., a Mexican corporation, (together, "l.e.i.") on August 15, 2002. In connection with this acquisition, The Geliebter Living Trust Dated January 7, 2000 (the "Trust") received 310,756 shares of Jones common stock, and 725,098 shares of Jones common stock were deposited in an escrow account pursuant to the terms of the escrow agreement that we entered into with the Trust and JPMorgan Chase Bank (the "Escrow Agent"). We are hereby registering the sale of the 310,756 shares of Jones common stock held by the Trust and 517,927 of the shares of Jones common stock held by the Escrow Agent in the escrow account. Subject to certain restrictions, the Trust may from time to time direct the Escrow Agent to sell all or any portion of the escrowed stock, provided that the proceeds of such sales shall remain in the escrow account until they are released in accordance with the terms of the escrow agreement.

     The selling shareholders may sell all or any portion of their shares of common stock in one or more transactions on the New York Stock Exchange or in private, negotiated transactions. The Trust will determine the prices at which either it or the Escrow Agent sells shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholders, however, proceeds from the sale of escrowed Jones common stock that have not been released to the Trust may under some circumstances be paid to us in satisfaction of potential indemnity claims. We will pay all registration expenses, and the selling shareholders will pay all selling expenses, including all underwriting discounts and selling commissions.

     On September 11, 2002, Jones had 128,934,707 shares of its common stock outstanding. The common stock is listed on the New York Stock Exchange under the symbol "JNY." On September 11, 2002, the last reported sale price of the common stock on the New York Stock Exchange was $36.86 per share.

   THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     The shares of Jones common stock may be offered by the selling shareholders in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the selling shareholders, any commissions paid to broker-dealers and, if broker-dealers purchase any shares as principals, any profits received by such broker-dealers on the resale of shares of Jones common stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

                          --------------------------

     Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is September 13, 2002.

                               TABLE OF CONTENTS

                                                                        Page

Where You Can Find More Information....................................   1
The Company............................................................   2
Risk Factors...........................................................   2
Use of Proceeds........................................................   5
Registration Rights....................................................   6
Description of Capital Stock...........................................   7
Selling Shareholders...................................................   8
Plan of Distribution...................................................   9
Special Note Regarding Forward-Looking Statements......................  10
Validity of Securities.................................................  11
Experts................................................................  11


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

     As used in this prospectus, unless the context requires otherwise:

     o "we," "us," "our" and "Jones" means Jones Apparel Group, Inc. and/or its predecessors and consolidated subsidiaries;
     o    "Nine West" means Nine West Group Inc; and
     o    "McNaughton" means McNaughton Apparel Group Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

     Jones files annual, quarterly and special reports, proxy statements and other information with the SEC. Jones' SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Jones files at the SEC's public reference facility in Washington, D.C. at the following address:

          o    450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

     Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Jones with the SEC:

          o Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 25, 2002;

          o Quarterly Report on Form 10-Q for the quarterly period ended April 6, 2002, filed with the SEC on May 17, 2002;

          o Quarterly Report on Form 10-Q for the quarterly period ended July 7, 2002, filed with the SEC on August 16, 2002;

          o    Current Report on Form 8-K, filed with the SEC on March 11,
               2002;

          o    Current Report on Form 8-K, filed with the SEC on April 3,
               2002;

          o    Current Report on Form 8-K, filed with the SEC on May 1, 2002;

          o    Current Report on Form 8-K, filed with the SEC on May 9, 2002;

          o    Current Report on Form 8-K, filed with the SEC on July 12,
               2002; and

          o    Current Report on Form 8-K, filed with the SEC on August 16,
               2002.

     Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

          Chief Operating and Financial Officer
          Jones Apparel Group, Inc.
          250 Rittenhouse Circle
          Bristol, Pennsylvania 19007
          (215) 785-4000

                                  THE COMPANY

     Jones is a leading designer and marketer of a broad range of women's collection sportswear, suits and dresses, casual sportswear and jeanswear for men, women and children, women's shoes and accessories, and costume, sterling silver, and marcasite jewelry. Jones has pursued a multi-brand strategy by marketing its products under several nationally known brands, including Jones New York; Lauren by Ralph Lauren, Ralph by Ralph Lauren, and Polo Jeans Company, which are licensed from Polo Ralph Lauren Corporation; Evan-Picone, Rena Rowan, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Currants, Jamie Scott, Todd Oldham, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier and Judith Jack. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. Jones primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. Jones has capitalized on its nationally known brand names by entering into various licenses for the Jones New York, Evan-Picone and Nine West brand names with select manufacturers of women's and men's products which Jones does not manufacture.

     On June 19, 2001, we acquired 100% of the common stock of McNaughton Apparel Group Inc., a Delaware corporation. McNaughton designs, contracts for the manufacture of and markets a broad line of branded moderately-priced women's and juniors' career and casual clothing. McNaughton markets its products nationwide to department stores, national chains, mass merchants, and specialty retailers, including J.C. Penney Company, Inc., Kohl's Corporation, Federated Department Stores, Inc., May Department Stores Company and Sears, Roebuck and Co.

     On April 8, 2002, we acquired 100% of the common stock of Gloria Vanderbilt Apparel Corp. and certain assets of Gloria Vanderbilt Trademark B.V. Gloria Vanderbilt, a leading designer, marketer and distributor of women's moderately-priced stretch and twill jeanswear, markets its products nationwide to national chains, department stores, mass merchants, and specialty retailers, including Kohl's Corporation, J.C. Penney Company, Inc., Mervyn's, Costco Wholesale Corporation and Federated Department Stores, Inc. Brands include Gloria Vanderbilt and junior product marketed under the GLO brand name.

     On August 15, 2002, we acquired 100% of the common stock of each of R.S.V. Sport, Inc., American Buffalo, Inc., L.E.I. Design Studios, Inc. and Exportex De Mexico, S.A. De C.V. l.e.i., a leading designer, manufacturer and distributor of girls' and young women's moderately-priced jeanswear, markets its products nationwide to national chains, department stores and specialty retailers, including May Department Stores Company, Federated Department Stores, Inc., Nordstrom, Inc., J.C. Penney Company, Inc., Kohl's Corporation, Sears, Roebuck and Co. and Mervyn's. Licensed products under the l.e.i. brand include footwear, knit tops, children's apparel, underwear, accessories, sunglasses and handbags.

     Our principal executive offices are located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. Our telephone number is (215) 785-4000.


                                 RISK FACTORS

     You should consider carefully all the information included or incorporated by reference in this prospectus and, in particular, should evaluate the following risks before deciding to invest in the securities.

THE APPAREL, FOOTWEAR AND ACCESSORIES INDUSTRIES ARE HIGHLY COMPETITIVE

     Apparel, footwear and accessories companies face competition on many fronts, including the following:

          o    establishing and maintaining favorable brand recognition;

          o    developing products that appeal to consumers;

          o    pricing products appropriately;

          o    providing strong marketing support; and

          o    obtaining access to retail outlets and sufficient floor space.

     There is intense competition in the sectors of the apparel, footwear and accessories industries in which we participate. We compete with many other manufacturers and retailers, some of which are larger and have greater resources than we do. Any increased competition could result in reduced sales or prices, or both, which could have a material adverse effect on us.

FASHION TRENDS ARE CONSTANTLY CHANGING

     Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to such changes in a timely manner. If we misjudge the market for our products or product groups, we may be faced with a significant amount of unsold finished goods inventory, which would have a material adverse effect on us.

THE APPAREL, FOOTWEAR AND ACCESSORIES INDUSTRIES ARE HIGHLY CYCLICAL

     Negative economic trends over which we have no control that depress the level of consumer spending could have a material adverse effect on us. Purchases of apparel, footwear and related goods often decline during recessionary periods when disposable income is low. In such an environment, we may increase the number of promotional sales, which would further adversely affect our profitability.

THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS

     Our ten largest customers, principally department stores, accounted for approximately 62% of sales in 2001. While no single customer accounted for more than 10% of our net sales, certain of our customers are under common ownership. Department stores owned by the following entities accounted for the following percentages of our 2001 sales:

          May Department Stores Company......................... 16%
          Federated Department Stores, Inc...................... 15%
          Remainder of ten largest customers.................... 31%

     We believe that purchasing decisions are generally made independently by individual department stores within a commonly controlled group. There has been a trend, however, toward more centralized purchasing decisions. As such decisions become more centralized, the risk to us of such concentration increases. The loss of any of our largest customers, or the bankruptcy or material financial difficulty of any customer or any of the companies listed above, could have a material adverse effect on us. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis. As a result, customers can terminate their relationships with us at any time or, under certain circumstances, cancel or delay orders.

SIGNIFICANT PORTIONS OF OUR SALES AND PROFITS DEPEND ON CERTAIN OF OUR LICENSE AGREEMENTS WITH POLO RALPH LAUREN CORPORATION

     The termination or non-renewal of our exclusive licenses to manufacture and market clothing under the Lauren by Ralph Lauren and Polo Jeans Company trademarks in the United States and elsewhere would have a material adverse effect on us. Our Lauren by Ralph Lauren and Polo Jeans Company businesses represent significant portions of our sales and profits. We sell products bearing those trademarks, as well as the Ralph by Ralph Lauren trademark, under exclusive licenses from affiliates of Polo Ralph Lauren Corporation. Net sales for all products under license from Polo Ralph Lauren amounted to $1,057,300,000 in 2001, $1,101,500,000 in 2000 and $890,300,000 in 1999.

     The Lauren by Ralph Lauren license expires on December 31, 2006. There is no presently existing right or obligation to renew the Lauren by Ralph Lauren license after December 31, 2006.

     The Polo Jeans Company license expires on December 31, 2005 and may be renewed by us in five-year increments for up to 25 additional years, if certain minimum sales levels in certain years are met. Polo Jeans Company sales are made season-to-season, with customers having no obligation to buy products beyond what they have already ordered for a particular season. In addition, renewal of the Polo Jeans Company license after 2010 requires a one-time payment by us of $25 million or, at our option, a transfer of a 20% interest in our Polo Jeans Company business to Polo Ralph Lauren (with no fees required for subsequent renewals). Polo Ralph Lauren also has an option, exercisable on or before June 1, 2010, to purchase our Polo Jeans Company business at the end of 2010 for a purchase price, payable in cash, equal to 80% of the then fair value of the business as a going concern, assuming the continuation of the Polo Jeans Company license through December 31, 2030.

     In addition to the provisions described above, the licenses contain provisions common to trademark licenses which could result in termination of a license, such as failure to meet payment or advertising obligations.

THE EXTENT OF OUR FOREIGN OPERATIONS AND MANUFACTURING MAY ADVERSELY AFFECT OUR DOMESTIC BUSINESS

     In 2001, approximately 84% of our apparel products were manufactured outside North America, primarily in Asia, while the remainder were manufactured in the United States and Mexico. Nearly all of Nine West's products were manufactured outside of North America in 2001 as well. The following may adversely affect foreign operations:

          o political instability in countries where contractors and suppliers are located;

          o    imposition of regulations and quotas relating to imports;

          o    imposition of duties, taxes and other charges on imports;

          o significant fluctuation of the value of the dollar against foreign currencies; and

          o restrictions on the transfer of funds to or from foreign countries.

     As a result of our substantial foreign operations, Jones' domestic business is subject to the following risks:

          o quotas imposed by bilateral textile agreements between the United States and certain foreign countries;

          o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

          o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF RAW MATERIALS COULD CAUSE DELAY AND INCREASE COSTS

     Fluctuations in the price, availability and quality of the fabrics or other raw materials used by us in our manufactured apparel and in the price of leather used to manufacture our footwear and accessories could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We mainly use cotton twill, wool, denim, and synthetic and blended fabrics. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of such raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields and weather patterns. We generally enter into denim purchase order contracts at specified prices for three to six months at a time. Higher cotton prices would directly affect our costs and could affect our earnings. During the past few years, there have been increases in the price of leather, which generally were reflected in the selling price of our footwear and accessories products. In the future, we may not be able to pass all or a portion of such higher raw materials prices on to our customers.

OUR RELIANCE ON INDEPENDENT MANUFACTURERS COULD CAUSE DELAY AND DAMAGE CUSTOMER RELATIONSHIPS

     We rely upon independent third parties for the manufacture of most of our products. A manufacturer's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on our business. We do not have long-term written agreements with any of our third party manufacturers. As a result, any of these manufacturers may unilaterally terminate their relationships with us at any time.

OUR STOCK PRICE HAS BEEN VOLATILE AND WE EXPECT THAT IT WILL CONTINUE TO BE VOLATILE

     Our stock price has historically been volatile, and we expect that it will continue to be volatile. Our financial results are difficult to predict and could fluctuate significantly.

                                USE OF PROCEEDS

     The selling shareholders will receive all of the proceeds from the sale of Jones common stock offered by this prospectus. Currently, 517,927 of the shares being registered are held in escrow under the terms of the escrow agreement that we entered into with the Trust and the Escrow Agent in connection with our acquisition of l.e.i. Subject to certain restrictions, the Trust may from time to time direct the Escrow Agent to sell all or any portion of the escrowed Jones common stock, provided that the proceeds of such sales shall remain in the escrow account until they are released in accordance with the terms of the escrow agreement. Proceeds from the sale of escrowed stock that have not been released to the Trust may under some circumstances be paid to us in satisfaction of potential indemnity claims.

                              REGISTRATION RIGHTS

     In accordance with the registration rights agreement entered into by and among Jones Apparel Group, Inc., The Geliebter Living Trust Dated January 7, 2000, Spencer Rosenheck and Albert Schami on July 9, 2002, we have filed a shelf registration statement pursuant to Rule 415 under the Securities Act of which this prospectus is a part, covering resales of the Jones common stock issued to the Trust and a portion of the Jones common stock issued to the Escrow Agent in connection with our acquisition of 100% of the common stock of each of R.S.V. Sport, Inc., American Buffalo, Inc., L.E.I. Design Studios, Inc. and Exportex De Mexico, S.A. De C.V. These securities cease to be registrable securities under the registration rights agreement when (i) a registration statement registering the securities has become effective under the Securities Act and the securities have been sold pursuant thereto, (ii) the securities have been sold under Rule 144 (or successor provision) under the Securities Act, (iii) the securities have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer have been delivered by us or (iv) the securities cease to be outstanding.

     Subject to certain rights to suspend use of the shelf registration statement, we will use reasonable efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of (1) the date on which all the Jones common stock covered by the shelf registration statement are disposed of in accordance therewith and (2) August 15, 2003, the first anniversary of the original date of issuance of the Jones common stock.

     The following requirements and restrictions will generally apply to the selling shareholders in the sale of the Jones common stock pursuant to the shelf registration statement:

          o the selling shareholders will be required to be named as selling shareholders in the related prospectus;

          o the selling shareholders will be required to deliver a prospectus to purchasers;

          o the selling shareholders will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and

          o the selling shareholders will be bound by the provisions of the registration rights agreement applicable to each such holder (including certain indemnification obligations).

     The Trust must give us written notice of any intended sale, transfer or other disposition of the Jones common stock five business days prior to such sale, transfer or other disposition, and such sale, transfer or other disposition must take place, if at all, within 10 business days of the date that the written notice is provided to us. We must advise the Trust whether an amendment or supplement to the registration statement is necessary after the receipt of such sale notice. If we consider it necessary to amend or supplement the registration statement, the proposed sale must be suspended until the registration statement has been amended or supplemented and declared effective. We must use reasonable efforts to file any such amendment or supplement and to cause the registration statement to be declared effective. We are permitted to delay filing any such amendment or supplement (the period of all such delays shall not exceed, in the aggregate, 150 days in any 360-day period) in specified circumstances, including circumstances relating to pending corporate developments. If we do not notify the Trust that the effectiveness of the registration statement will be delayed then the Trust shall not be entitled to submit another notice of sale, transfer or other disposition of the Jones common stock until 25 days after the proposed date of sale, transfer or other disposition set forth in the previous notice.

     If we decide to register securities under the Securities Act for sale to the public in an underwritten offering and the underwriters of such offering inform us that the availability of the selling shareholders' registered Jones common stock for public sale pursuant to this shelf registration statement would adversely interfere with the successful marketing or pricing of the securities we propose to register, we will give prompt written notice to the Trust of our intended offering. Upon such notice, the selling shareholders will not sell, transfer or otherwise dispose of their Jones common stock without our prior written consent for a period designated by us (the period shall not begin more than 15 days prior to and not last more than 90 days after the effective date of the registration statement relating to our offered securities). We will include in such registration, and in any underwriting involved, all the Jones common stock specified in a written request made by the Trust within 10 days after receipt of the written notice from us, provided, however, that the applicable selling shareholder will enter into an underwriting agreement in customary form with the underwriters selected by us and, notwithstanding any of the foregoing, if the underwriters inform us that inclusion of the selling shareholders' Jones common stock would adversely interfere with the successful marketing or pricing of the securities proposed to be registered by us, the underwriters may limit or exclude the Jones common stock requested to be included in the registration and underwriting by the Trust.

     Subject to certain limitations, the registration rights agreement grants the Trust the right to demand one registration for an underwritten stock offering to sell all or any portion of the stock covered by the registration statement, provided that the underwritten stock offering shall have a gross market value of not less than $20,000,000. If the Trust provides us with written notice of its desire to sell its shares by means of an underwritten offering, we must file such amendments and supplements to the shelf registration as we deem necessary and use reasonable efforts to cause such an underwritten offering to comply with all applicable rules and regulations of the SEC. We must also assist the selling shareholders in marketing the Jones common stock to be sold pursuant to such an underwritten offering.

     The Trust may be entitled to receive more shares of Jones common stock and Spencer Rosenheck and Albert Schami may be entitled to receive shares of Jones common stock based on the performance of l.e.i. over the three-year period after August 15, 2002. Under the registration rights agreement, we must amend the registration statement of which this prospectus is a part or file a new registration statement covering resales of such common stock and use reasonable efforts to maintain the effectiveness of the applicable registration statement for a period of one year from the issuance of any such contingent shares, or until the Trust, Spencer Rosenheck and Albert Schami have completed the distribution of such contingent shares, whichever occurs first. We will amend the registration statement filed herewith or file a new registration statement to include any shares that may be issued until 2005 based on l.e.i.'s future operating performance.

     Pursuant to the registration rights agreement and the acquisition agreement by and among R.S.V. Sport, Inc., American Buffalo, Inc., L.E.I. Design Studios, Inc., Exportex De Mexico, S.A. De C.V., Mel Geliebter, Susan Geliebter, The Geliebter Living Trust Dated January 7, 2000 and Jones Apparel Group, Inc., the Trust may not, and may not direct the Escrow Agent to, sell, assign or transfer (except to certain persons or for estate planning purposes) more than an aggregate of 310,756 of the shares registered under this shelf registration statement for a period of six months after August 15, 2002 or more than an aggregate of 517,927 of the shares registered under this shelf registration statement for a period of one year after August 15, 2002.

     Furthermore, an aggregate of 517,927 of the shares offered by this prospectus are currently subject to escrow. Pursuant to the escrow agreement entered into among the Trust, Jones Apparel Group, Inc. and the Escrow Agent and, subject to certain restrictions, the Trust may from time to time direct the Escrow Agent to sell all or any portion of the escrowed Jones common stock, provided that the proceeds of such sales shall remain in the escrow account until they are released in accordance with the terms of the escrow agreement.

     The summary above of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit attached hereto.


                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of (1) 200,000,000 shares of common stock, $.01 par value per share, and (2) 1,000,000 shares of preferred stock, $.01 par value per share. On September 11, 2002, we had 128,934,707 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Jones common stock is listed on the New York Stock Exchange under the trading symbol "JNY."

     Each share of Jones common stock is entitled to one vote on all matters submitted to a vote of shareholders. Jones shareholders are entitled to receive dividends when and as declared by the Jones board of directors out of legally available funds. Dividends may be paid on the Jones common stock only if all dividends on any outstanding preferred stock of Jones shareholders have been paid or reserved. To date, Jones has not paid any cash dividends on shares of its common stock and does not anticipate paying any cash dividends in the foreseeable future.

     The issued and outstanding shares of Jones common stock are fully paid and nonassessable. Jones shareholders have no preemptive or conversion rights and are not subject to further calls or assessments by Jones. In the event of the voluntary or involuntary dissolution, liquidation or winding up of Jones, Jones shareholders are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of Jones' remaining assets available for distribution.

     The Jones Apparel Group board of directors is authorized to provide for the issuance from time to time of Jones preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of redemption, and the terms of any purchase or sinking funds applicable to the series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Jones preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Jones common stock or for other corporate purposes.

     The transfer agent and registrar for Jones common stock is The Bank of New York.

                             SELLING SHAREHOLDERS

     The following table sets forth the selling shareholders' names, number of shares beneficially owned and percent of outstanding shares. Based on the information provided to us by the selling shareholders, the Trust has not had any position, office or other material relationship with Jones within the past three years. JPMorgan Chase Bank is an agent under one of our senior credit facilities and a lender under both of our senior credit facilities. An affiliate of JPMorgan Chase Bank acted as an arranger for one of our senior credit facilities. We have also engaged in foreign exchange transactions with JPMorgan Chase Bank. JPMorgan Chase Bank may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business.

     An aggregate of 517,927 shares being registered hereby are currently held in escrow under the terms of the escrow agreement that we entered into with the Trust and JPMorgan Chase Bank, the Escrow Agent, in connection with our acquisition of l.e.i. Subject to certain restrictions, the Trust may from time to time direct the Escrow Agent to sell all or any portion of the escrowed stock, provided that the proceeds of such sales shall remain in the escrow account until they are released in accordance with the terms of the escrow agreement. The Escrow Agent will hold the escrowed stock and any escrowed funds for the Trust until it is required to disburse it (a) to Jones or the Trust upon receipt of a certificate requesting such disbursement signed by both Jones and the Trust, (b) upon receipt of a final award or order of a court of competent jurisdiction directing the payment of all or any portion of the escrowed stock or any escrowed funds to Jones or the Trust and (c) on August 15, (or, if such date is not a business day, on the next succeeding business day) of each year from 2003 to 2005 when one third of the escrowed shares and one third of any escrowed funds are to be released to the Trust upon receipt by the Escrow Agent of a certificate signed by the Trust.

                                                               Number of Shares
                                                 Percent of    Registered
Names of Selling            Number of Shares     Outstanding   for Sale
Shareholders                Beneficially Owned   Shares        Hereby(1)

-------------------------------------------------------------------------------

The Geliebter Living Trust
Dated January 7, 2000       1,035,854            *%            310,756

JPMorgan Chase Bank, as     0                    *%            517,927
Escrow Agent

*  [Less than 1%]

     (1) This prospectus will also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, merger, consolidation, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock.

     We prepared this table based on the information supplied to us by the selling shareholders, and we have not sought to verify such information.

     The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of Jones common stock since the date on which the information in the above table was provided to us. Information about the selling shareholders may change over time.

     Because the selling shareholders may offer all or some of their shares of Jones common stock from time to time, we cannot estimate the number of shares of Jones common stock that will be held by the selling shareholders upon the termination of any particular offering by the selling shareholders. See "Plan of Distribution."

                             PLAN OF DISTRIBUTION

     The selling shareholders intend to distribute the shares of Jones common stock from time to time only as follows (if at all):

          o    to or through underwriters, brokers or dealers;

          o    directly to one or more other purchasers;

          o    through agents on a best-efforts basis; or

          o    otherwise through a combination of any such methods of sale.

     If the selling shareholders sell their shares of Jones common stock through underwriters, dealers, brokers or agents, such underwriters, dealers, brokers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of Jones common stock.

     The shares of Jones common stock may be sold from time to time:

          o in one or more transactions at a fixed price or prices, which may be changed;

          o    at market prices prevailing at the time of sale;

          o    at prices related to such prevailing market prices;

          o    at varying prices determined at the time of sale; or

          o    at negotiated prices.

     Such sales may be effected in transactions:

          o on any national securities exchange or quotation service on which Jones common stock may be listed or quoted at the time of sale;

          o    in the over-the-counter market;

          o in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Jones common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

          o in transactions otherwise than on such exchanges or services or in the over-the-counter market;

          o    through the writing of options; or

          o    through other types of transactions.

     In connection with sales of the Jones common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or others, which may in turn engage in short sales of the Jones common stock in the course of hedging the positions they assume. The selling shareholders may also sell Jones common stock short and deliver Jones common stock to close out such short positions, or loan or pledge Jones common stock to brokers-dealers or others that in turn may sell such securities. The selling shareholders may pledge or grant a security interest in some or all of the Jones common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Jones common stock from time to time pursuant to this prospectus. The selling shareholders also may transfer and donate shares of Jones common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of the prospectus. In addition, any shares of Jones common stock covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption.

     At the time a particular offering of shares of Jones common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the number of shares of Jones common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

     The selling shareholders and any underwriters, dealers, brokers or agents who participate in the distribution of the shares of Jones common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of the shares of Jones common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, brokers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares of Jones common stock by the selling shareholders and any other such person. Furthermore, Regulation M under the Exchange Act may restrict the ability of any person engaged in a distribution of the shares of Jones common stock to engage in market-making activities with respect to the shares of Jones common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the shares of Jones common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Jones common stock.

     Pursuant to the registration rights agreement entered into in connection with the issuance of shares in our acquisition of 100% of the common stock of R.S.V. Sport, Inc., American Buffalo, Inc., L.E.I. Design Studios, Inc. and Exportex De Mexico, S.A. De C.V., Jones on the one hand and the Trust on the other hand will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     We will pay all expenses of this shelf registration statement, except that the selling shareholders will pay any broker's commission, agency fee or underwriter's discount or commission.

     JPMorgan Chase Bank is an agent under one of our senior credit facilities and a lender under both of our senior credit facilities. An affiliate of JPMorgan Chase Bank acted as an arranger for one of our senior credit facilities. We have also engaged in foreign exchange transactions with JPMorgan Chase Bank. JPMorgan Chase Bank may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business.


                            SPECIAL NOTE REGARDING
                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Jones common stock and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and
Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

          o    the effect of national and regional economic conditions;

          o lowered levels of consumer spending resulting from a general economic downturn or generally reduced shopping activity caused by public safety concerns;

          o the performance of our products within the prevailing retail environment;

          o customer acceptance of both new designs and newly-introduced product lines;

          o    financial difficulties encountered by customers;

          o the effects of vigorous competition in the markets in which we operate;

          o our ability to integrate the organizations and operations of any acquired business into our existing organization and operations;

          o the termination or non-renewal of the licenses with Polo Ralph Lauren Corporation;

          o risks relating to our extensive foreign operations and manufacturing;

          o    changes in the costs of raw materials, labor and advertising;
               and

          o our ability to secure and protect trademarks and other intellectual property rights.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                            VALIDITY OF SECURITIES

     The validity of the securities offered by this prospectus will be passed upon by Ira M. Dansky, Esq., our Executive Vice President and General Counsel. With respect to certain matters concerning Pennsylvania law, he will rely on Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania. As of September 11, 2002, Mr. Dansky owned no shares of Jones common stock but had options to purchase 239,332 shares of Jones common stock.


                                    EXPERTS

     The consolidated financial statements and financial statement schedule of Jones incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by us in connection with the registration of the offering of the shares. All amounts shown are estimates except for the SEC registration fee. The selling shareholders will pay all costs and expenses of selling their shares, including all underwriting discounts and selling commissions, all fees and disbursements of its counsel and all "road show" and other marketing expenses incurred by the Jones or any underwriters which are not otherwise paid by such underwriters.

              SEC Registration Fee........................  $ 2,810.16
              Accounting Fees and Expenses................   25,000.00
              Legal Fees and Expenses.....................   30,000.00
              Miscellaneous Expenses......................        0.00
                                                              --------
                                Total.....................  $57,810.16


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Pennsylvania Business Corporation Law of 1988 (the "Pennsylvania Business Corporation Law"), Section 8.1 of the Amended and Restated By-laws of Jones Apparel Group, Inc. and Section 7.1 of the By-laws of Jones Apparel Group USA, Inc. provide that a director shall not be personally liable for monetary damages for any action taken or failed to be taken, other than as expressly provided in the Pennsylvania Business Corporation Law. Furthermore, such By-laws provide that the applicable corporation shall indemnify each officer and director to the full extent permitted by the Pennsylvania Business Corporation Law, and shall pay and advance expenses for any matters covered by such indemnification.

     Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     Section 1743 of the Pennsylvania Business Corporation Law provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

ITEM 16.  EXHIBITS

EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.1 Form of Certificate evidencing shares of common stock of Jones Apparel Group, Inc., incorporated by reference to Exhibit 4.1 to our Shelf Registration Statement on Form S-3, filed on October 28, 1998 (Registration No. 333-66223).

4.2 Registration Rights Agreement dated as of July 9, 2002 by and among Jones Apparel Group, Inc., The Geliebter Living Trust Dated January 7, 2000, Spencer Rosenheck and Albert Schami.

5.1            Opinion of Ira M. Dansky, Esq.

5.2            Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1           Consent of BDO Seidman, LLP.

23.2           Consent of Ira M. Dansky, Esq. (included in opinion filed as
               Exhibit 5.1).

23.3 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in opinion filed as Exhibit 5.2).

24.1           Power of Attorney (included in signature page).

ITEM 17.       UNDERTAKINGS.

     (a)       The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertaking set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 13, 2002.

                                        JONES APPAREL GROUP, INC.
                                        Registrant

                                        By:
                                                 /s/  Wesley R. Card
                                                 -----------------------------
                                                 Name:   Wesley R. Card
                                                 Title:  Chief Operating and
                                                         Financial Officer

                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ira M. Dansky, Wesley R. Card and Patrick M. Farrell and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                           DATE
---------                  -----                           ----

 /s/  Sidney Kimmel        Chairman and Director           September 13, 2002
------------------------
      Sidney Kimmel

 /s/  Peter Boneparth      President and Chief             September 13, 2002
------------------------   Executive Officer and Director
      Peter Boneparth      (Principal Executive Officer)

 /s/  Wesley R. Card       Chief Operating and Financial   September 13, 2002
------------------------   Officer
       Wesley R. Card      (Principal Financial Officer)

 /s/  Patrick M. Farrell   Senior Vice President and       September 13, 2002
-------------------------  Corporate Controller
      Patrick M. Farrell   (Principal Accounting Officer)

 /s/  Geraldine Stutz      Director                        September 13, 2002
-------------------------
      Geraldine Stutz

 /s/  Howard Gittis        Director                        September 13, 2002
-------------------------
      Howard Gittis

 /s/  Anthony F. Scarpa    Director                        September 13, 2002
-------------------------
      Anthony F. Scarpa

 /s/  Michael L. Tarnopol  Director                        September 13, 2002
-------------------------
      Michael L. Tarnopol

 /s/  Matthew H. Kamens    Director                        September 13, 2002
-------------------------
      Matthew H. Kamens

 /s/  J. Robert Kerrey     Director                        September 13, 2002
-------------------------
      J. Robert Kerrey

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
----------     -----------

4.1 Form of Certificate evidencing shares of common stock of Jones Apparel Group, Inc., incorporated by reference to Exhibit 4.1 to our Shelf Registration Statement on Form S-3, filed on October 28, 1998 (Registration No. 333-66223).

4.2 Registration Rights Agreement dated as of July 9, 2002 by and among Jones Apparel Group, Inc., The Geliebter Living Trust Dated January 7, 2000, Spencer Rosenheck and Albert Schami.

5.1            Opinion of Ira M. Dansky, Esq.

5.2            Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1           Consent of BDO Seidman, LLP.

23.2           Consent of Ira M. Dansky, Esq. (included in opinion filed as
               Exhibit 5.1).

23.3 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in opinion filed as Exhibit 5.2).

24.1           Power of Attorney (included in signature page).